SCG
SECURITIES COMPLIANCE GROUP

October 29, 2013

Via U.S. Certified Mail
Green Automotive Company Corporation
23 Corporate Place, Suite 150
Newport Beach, CA 92660

Re: Legal Opinion In Re: Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as counsel to Green Automotive Company Corporation, a Nevada corporation (the "Company") in connection with the filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, (the "Act") 1,800,000 shares of its common stock, par value $.0001 per share (the "Shares"), issuable under the Green Automotive Company Corporation 2011 Non Qualified Incentive Stock Compensation Plan (the "Plan"). This opinion is being furnished to the Company in connection with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and no opinions are expressed herein with regards to such matters, other than as expressly stated herein.

I am a citizen of, and reside in, the United States of American and am an attorney licensed to practice before the Supreme Court of Illinois, the United States Tax Court and various United States District Courts. Accordingly, no attempt is made herein to provide an opinion with regards to the laws of any jurisdiction other than the aforementioned, the State of Nevada and the laws of the United States of America. Moreover, I have been not prohibited or otherwise enjoined from practicing before the Securities and Exchange Commission ("SEC") or any other government of self-regulatory agency. The Company has retained me solely for the purpose of reviewing the current information disclosed by its matter pertaining to the contents of the Registration Statement other than expressly stated herein with respect to the Shares.

In connection with the opinion contained herein, I have reviewed applicable federal laws, rules and regulations, including, specifically, the Securities Act of 1933 and Securities Exchange Act of 1934 (the "Exchange Act"). Moreover, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, certificates or records provided to me

by Issuer as I have deemed necessary or appropriate as bases for the opinion set forth herein; such documents, certificates and records being, to the best of my knowledge and belief, reliable. This includes, specifically, but not limited to, the Company's (a) Registration Statement on Form S-8 filed with the Commission September 1, 2013; (b) Registration Statement on Form S-1 filed with the Commission on July 9, 2013; (c) Annual Report on Form 10-K filed with the Commission on May 20, 2013, together with the subsequent amendments on Form 10-K/A thereto; (d) Current Report on Form 8-K filed with the Commission on December 20, 2012; and (e) 2011 Non Qualified Incentive Stock Compensation Plan. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, I am of the opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar thereof in the name or on behalf of the holders and have been duly issued by the Company against payment thereof (though not less than par value, $.0001) in the circumstances contemplated by the Plan, assuming in each case that the individual issuances, grants or awards under the Plan are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised within the requirements of prevailing law and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have bee duly authorized by all necessary corporate action of the Company and the Shares will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons who consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours very truly,

Adam S. Tracy

Adam S. Tracy, Esq.